Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined financial information of Sunoco reflects the pro forma impacts of multiple transactions, each of which is described in the following sections. The NuStar Merger and West Texas Asset Sale (both of which terms are defined below) were completed in the second quarter of 2024.

NuStar Merger. On May 3, 2024, Sunoco completed the previously announced acquisition of NuStar (“NuStar Merger”). Under the terms of the agreement, NuStar common unitholders received 0.400 Sunoco common units for each NuStar common unit. In connection with the acquisition, we issued approximately 51.5 million common units, which had a fair value of approximately $2.85 billion, assumed debt totaling approximately $3.5 billion including approximately $56 million of lease related financing obligations and assumed preferred units with a fair value of approximately $800 million. The assets acquired in the NuStar Merger included approximately 9,500 miles of pipeline and 63 terminal and storage facilities that store and distribute crude oil, refined products, renewable fuels, ammonia and specialty liquids.

West Texas Asset Sale. On April 16, 2024, Sunoco completed the previously announced sale of 204 convenience stores located in West Texas, New Mexico, and Oklahoma to 7-Eleven, Inc. (“West Texas Asset Sale”) for approximately $1.0 billion, including customary adjustments for fuel and merchandise inventory. As part of the sale, Sunoco also amended its existing take-or-pay fuel supply agreement with 7-Eleven, Inc. to incorporate additional fuel gross profit. Upon the completion of the sale, the Partnership recorded a $586 million gain ($442 million, net of current tax expense of $179 million and deferred tax benefit of $35 million).

The unaudited pro forma combined financial information does not reflect the pro forma impacts of Sunoco’s recently completed acquisition of liquid fuel terminals in Amsterdam, Netherlands and Bantry Bay, Ireland, because such pro forma impacts are not significant to Sunoco’s historical financial statements or to the pro forma combined financial statement included herein.

The unaudited pro forma condensed combined statement of income assume that the NuStar Merger and West Texas Asset Sale were consummated on January 1, 2024. The unaudited pro forma condensed combined statement of income should be read in conjunction with (i) Sunoco’s Annual Report on Form 10-K for the year ended December 31, 2024 and (ii) NuStar’s Quarterly Report on Form 10-Q for the period ended March 31, 2024.

The unaudited pro forma combined financial statement has been prepared in accordance with Article 11 of Regulation S-X, as amended by Release No. 33-10786. The pro forma adjustments included herein include those adjustments that reflect the accounting for the respective transactions in accordance with U.S. GAAP (“transaction accounting adjustments”). Adjustments to reflect synergies and/or dis-synergies related to the respective transactions (“management adjustments”), which are elective pro forma adjustments under Release No. 33-10786, have not been reflected herein.

The unaudited pro forma combined financial statement is for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the NuStar Merger and/or West Texas Asset Sale had been consummated on the dates indicated, nor is it necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document. The unaudited pro forma combined financial information includes certain non-recurring transaction-related adjustments, as discussed in the accompanying notes.

The unaudited pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma combined financial information is presented for informational purposes only, and is not intended to be a projection of future results. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma combined financial information.

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2024

(in millions, except units and per unit data)

	Sunoco Historical	NuStar Historical(1)	NuStar Merger Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Merger	West Texas Asset Sale Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Merger and West Texas Asset Sale
REVENUES	$22,693	$523	$(1	) a	$23,215	$(179	) e	$23,036
COSTS AND EXPENSES:
Cost of sales	20,595	126	(1	) a	20,720	(159	) e	20,561
General and administrative	277	150	—		427	—		427
Other operating	617	116	—		733	(12	) e	721
Loss on disposal of assets	45	—	—		45	—		45
Depreciation, amortization and accretion	368	86	43	b	497	—		497

Total cost and expenses	21,902	478	42		22,422	(171)		22,251

OPERATING INCOME	791	45	(43)		793	(8)		785
OTHER INCOME (EXPENSE):
Interest expense, net	(391)	(83)	9	b	(465)	(1	) e	(466)
Equity in earnings of unconsolidated affiliates	60	—	—		60	—		60
Gain on West Texas Asset Sale	586	—	—		586	—		586
Loss on extinguishment of debt	(2)	—	—		(2)	—		(2)
Other, net	5	1	—		6	(2	) e	4

INCOME BEFORE INCOME TAX EXPENSE	1,049	(37)	(34)		978	(11)		967
Income tax expense	175	1	—		176	—		176

NET INCOME	874	(38)	(34)		802	(11)		791

Less: Net income attributable to noncontrolling interests	8	—	—		8	8
Less: Incentive distribution rights	145	—	12	c	157	—		157
Less: Distributions on unvested unit awards	5	—	—		5	—		5

NET INCOME ATTRIBUTABLE TO COMMON UNITHOLDERS	$716	$(38)	$(46)		$632	$(11)		$621

	Sunoco Historical	NuStar Historical(1)	NuStar Merger Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Merger	West Texas Asset Sale Transaction Accounting Adjustments	Sunoco Pro Forma for NuStar Merger and West Texas Asset Sale
NET INCOME PER COMMON UNIT:
Basic	$6.04				$4.66		$4.58

Diluted	$6.00				$4.63		$4.55

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Common units – basic	118,529,390		51,543,100	d	135,710,423		135,710,423
Dilutive effect of unvested awards	812,648		—		816,476		816,476

Common units – diluted	119,342,038		51,543,100		136,526,899		136,526,899

(1)

NuStar Historical represents amounts from January 1, 2024 to April 30, 2024, the four month period prior to the NuStar Merger. The following reconciles amounts previously reported by NuStar for the three months ended March 31, 2024 to amounts reported above as NuStar Historical:

	NuStar Quarter Ended March 31, 2024	NuStar Month Ended April 30, 2024	NuStar Historical
REVENUES	$391	$132	$523
COSTS AND EXPENSES:
Cost of sales	94	32	126
General and administrative	42	108	150
Other operating	86	30	116
Depreciation, amortization and accretion	65	21	86

Total cost and expenses	287	191	478

OPERATING INCOME	104	(59)	45
OTHER INCOME (EXPENSE):
Interest expense, net	(62)	(21)	(83)
Other, net	2	(1)	1

INCOME BEFORE INCOME TAX EXPENSE	44	(81)	(37)
Income tax expense	1	—	1

NET INCOME	$43	$(81)	$(38)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

1. BASIS OF PRESENTATION

The unaudited pro forma combined financial statement gives effect to the NuStar Merger and the West Texas Asset Sale. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2024 gives effect to the transactions as if both transactions had occurred on January 1, 2024.

These unaudited pro forma combined financial statement is presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions described below. The unaudited pro forma combined financial statement is not necessarily indicative of what the actual results of operations or financial position of Sunoco would have been if the transactions had in fact occurred on the dates or for the periods indicated, nor does it purport to project the results of operations or financial position of Sunoco for any future periods or as of any date. The unaudited pro forma combined financial statement does not give effect to any cost savings, operating synergies, and revenue enhancements expected to result from the transactions or the costs to achieve these cost savings, operating synergies, and revenue enhancements.

The unaudited pro forma combined financial statement includes material estimates and assumptions related to purchase price accounting for the NuStar Merger and are discussed further below.

The unaudited pro forma combined financial statement should be read in conjunction with the historical consolidated financial statements and related notes of Sunoco and NuStar. The pro forma condensed combined statement of income includes transaction adjustments for certain non-recurring items, including the estimated transaction-related expenses included in note 2.a. below.

2. NUSTAR MERGER TRANSACTION ACCOUNTING ADJUSTMENTS

a.	Represents the elimination of intercompany activity between Sunoco and NuStar.

b.

To record incremental depreciation and amortization expense related to estimated fair values recorded in purchase accounting, based on the estimated fair values recorded in purchase accounting, as summarized in Sunoco’s Form 10-K for the year ended December 31, 2024.

c.

To record additional incentive distributions assumed to be paid to Energy Transfer LP (as holder of Sunoco’s incentive distribution rights) based on the total of 51.5 million Sunoco common units issued as consideration and the actual distributions declared by Sunoco in the first quarter of 2024.

d.	Represents weighted average of the 51.5 million Sunoco common units issued as consideration.

3. WEST TEXAS ASSET SALE TRANSACTION ACCOUNTING ADJUSTMENTS

e.	To eliminate activity related to Sunoco’s West Texas business.

4